                                                                    EXHIBIT 3.18

                                     [LOGO]

                          CERTIFICATE OF INCORPORATION

                                ON CHANGE OF NAME

                               Company No. 2063585

The Registrar of Companies for England and Wales hereby certifies that

NEW HOLLAND U.K. LIMITED

having by special resolution changed its name, is now incorporated under the name of

CNH U.K. LIMITED

Given at Companies House, London, the 2nd January 2002

                                                 /s/  L. CONNELLY
                                                 ------------------------------
                                                 L. CONNELLY
                                                 For The Registrar Of Companies

                             [COMPANIES HOUSE LOGO]

                                     [LOGO]

                          CERTIFICATE OF INCORPORATION

                               ON CHANGE OF NAME

                               Company No. 2063585

The Registrar of Companies for England and Wales hereby certifies that

NEW HOLLAND FORD LIMITED

having by special resolution changed its name, is now incorporated under the name of

NEW HOLLAND U.K. LIMITED

Given at Companies House, Cardiff, the 5th May 1995

                                                  /s/ MRS. L PARRY
                                                  ------------------------------
                                                  MRS. L PARRY
                                                  For the Registrar of Companies

                             [COMPANIES HOUSE LOGO]

                                     [LOGO]

                          CERTIFICATE OF INCORPORATION

                               ON CHANGE OF NAME

                                   No. 2063585

                              I hereby certify that

                            FORD NEW HOLLAND LIMITED

                 having by special resolution changed its name,
                      is now incorporated under the name of

                            NEW HOLLAND FORD LIMITED

Given under my hand at the Companies Registration Office, Cardiff the 1 JANUARY 1993

                                                          /s/ P. BEVAN
                                                          ----------------------
                                                          P. BEVAN
                                                          an authorised officer

IN THE HIGH COURT OF JUSTICE                                   No 007086 of 1992

CHANCERY DIVISION

COMPANIES COURT

MR JUSTICE HARMAN

MONDAY the 5th day of OCTOBER 1992

IN THE MATTER of FORD NEW HOLLAND LIMITED

               and

IN THE MATTER of THE COMPANIES ACT 1985

UPON THE PETITION of the above named Ford New Holland limited (hereinafter called "the Company")

AND UPON HEARING Counsel for the Company

AND UPON READING the documents recorded on the Court File as having been read

THE COURT CONFIRMS the reduction of the Capital of the Company from (pound)300,000,000 to (pound)175,429,000 resolved on and effected by a Special Resolution passed at an Extraordinary General Meeting of the Company held on 30th June 1992 AND THE COURT approves the minute set forth in the Schedule hereto

AND IT IS ORDERED

(1) that this Order be produced to the Registrar of Companies and that an Office Copy be delivered to him together with a copy of the said minute

(2) that notice of the registration by the Registrar of Companies of this Order be published once in the "Times " newspaper within 21 days after such registration

                         THE SCHEDULE BEFORE REFERRED TO

The capital of Ford New Holland Limited was by virtue of a Special Resolution and with the sanction of an Order of the High Court of Justice dated the 5th October 1992 reduced from (pound)300,000,000 divided into 300,000,000 Ordinary Shares of (pound)1 each to (pound)175,429,000 divided into 175,429,000 Ordinary Sares of (pound)1 each. At the date of the registration of this Minute 91,262,275 of the said shares have been issued and are deemed to be fully paid up and none of the remaining shares has been issued.

                                                   IN THE HIGH COURT OF JUSTICE

                                                   CHANCERY DIVISION

                                                   COMPANIES COURT

                                                   MR JUSTICE HARMAN

                                                   5th September 1992

                                                   RE : FORD NEW HOLLAND LIMITED

                                      ORDER

                Messrs Amery-Parkes
                Imperial House
                15-19 Kingsway
                London
                WC2B 6UU

                Ref: WD/cp

                            Ford New Holland Limited

A private company limited by shares.

Registered Office: Cranes Farm Road, Basildon, Essex. SS14 3AD

I, John Layton, Company Secretary of Ford New Holland Limited (the "Company"), for and on behalf of the Company, DO HEREBY CERTIFY:

      That at the Extraordinary General Meeting held on 7th December 1992:

            On the motion of the Chairman the following was duly and unanimously passed as a Special Resolution:

                  That the name of the company be changed to New Holland Ford Limited, effective 1 January 1993.

Signed in Basildon on the 9th day of December 1992

                                          /s/ [ILLEGIBLE]
                                          --------------------
                                         Company Secretary
                                      Ford New Holland Limited

                                     [LOGO]

                           CERTIFICATE OF REGISTRATION

                          OF ORDER OF COURT AND MINUTE

                         ON REDUCTION OF SHARE CAPITAL

                               Company No. 2063585

Whereas FORD NEW HOLLAND LIMITED

having by Special Resolution reduced its capital as confirmed by an Order of the High Court of Justice, Chancery Division

dated the 5th October 1992

Now therefore I hereby certify that the said Order and a Minute approved by the Court were registered pursuant to section 138 of the Companies Act 1985 on the 20th October 1992

Given at Companies House, Cardiff, the 26th October 1992

                                                  /s/ M. B. MAY
                                                  -----------------------------
                                                  M. B. MAY (MRS.)
                                                  For The Registrar Of Companies

                             [COMPANIES HOUSE LOGO]

                             THE COMPANIES ACT, 1985

                             -----------------------
                        PRIVATE COMPANY LIMITED BY SHARES
                             -----------------------

                  =============================================

                                   MEMORANDUM

                                      -AND-

                            ARTICLES; OF ASSOCIATION

                                      -OF-

                            FORD NEW HOLLAND LIMITED

                  =============================================

                  Incorporated on the 10th day of October 1986.

NO. 2063585

                             THE COMPANIES ACT, 1985

                             -----------------------
                        PRIVATE COMPANY LIMITED BY SHARES
                             -----------------------

                            MEMORANDUM OF ASSOCIATION

                                      -of-

                            FORD NEW HOLLAND LIMITED

                             -----------------------

1.    The Company's name is "FORD NEW HOLLAND LIMITED."

2.    The Company's registered office is to be situate in England and Wales.

3.    The Company's objects are:--

(1) To carry on all or any of the businesses of manufacturers, assemblers, distributors and dealers of and in tractors, agricultural and horticultural vehicles, construction equipment, machinery, equipment and tools and parts and accessories therefor, and proprietors, makers, manufacturers, assemblers, equippers, vendors, agents, dealers, letters on hire and repairers of, for and in every kind of mechanically-driven vehicle and means of transport, traction or conveyance, machinery, equipment and tools, machines and machinery of every description, and all parts and accessories of every kind in connection with each and all of the foregoing; to acquire, construct, lay down, establish, fix and carry out all necessary works for such purposes; to open shops, works, factories, or depots for the manufacture, sale, repair or exhibition of mechanically-driven vehicles and means of transport, traction and conveyance and machinery, equipment and tools of every description; to manufacture, sell, deal in, let on hire and repair motors, dynamos and engines of all descriptions, parts thereof, and castings of every description, and wheels, rims, tyres, screens, horns, pumps, lamps, sparking plugs, batteries, accumulators, burning and lubricating oils, grease, petrol and other spirits, and all accessories, appurtenances, apparatus, articles and things used or likely to be required in connection with any of the before mentioned businesses, or by any of the customers of the Company.

(2) To provide services to and on behalf of affiliated Ford companies whether or not related to the other objects set forth in this clause.

(3) Generally to carry out all such operations and transactions as an individual capitalist may lawfully undertake or carry out.

(4) To adopt such means of making known the businesses or any of them or the products of the Company as may seem expedient, and in particular by advertising in the Press, by circulars, by purchase and exhibition of works of art or interest, by publication in books and periodicals, and by granting prizes, rewards and donations and to carry on and conduct prize and competition schemes or any scheme or arrangement with any other person, firm or company, whereby the above businesses or any of them may be promoted or developed, or whereby the Company's products may be more extensively advertised and made known.

(5) To construct, acquire, equip, work, develop, administer, manage, carry on, control, turn to account and deal in works, services and conveniences (public or otherwise) of all kinds, including railways, tramways and other means of transport and conveyance, docks, harbours, piers, wharves, canals, waterways, reservoirs, embankments, irrigations, reclamations, improvement, sewage, drainage, sanitary, water, lighting and heating, telephonic and telegraphic and power supply works, hotels, restaurants, theatres, cinemas, and other places of amusement, entertainment and education, markets, warehouses, public buildings, and all other works or conveniences of public or general utility.

(6) To take over and carry on as a going concern any business or undertaking, and all or any of its assets and liabilities, which can, in the opinion of the Board of Directors, be advantageously carried on by the Company in connection with or as ancillary to any of its objects, and to subscribe for, take, purchase or otherwise acquire and hold shares, stock or other interests in or securities of any company having any objects or carrying on any business similar to any of the objects or business of this Company.

(7) To undertake all kinds of financial operations and transactions, including guarantee and indemnity services, to promote and form or assist in promoting and forming, and to negotiate, arrange, make or give loans, advances, moneys and credits to or for any companies, associations and undertakings whatsoever.

(8) To purchase, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest, any lands, buildings, easements, rights, privileges, concessions, patents, licences, plant, stock-in-trade and any other real and personal property of any kind necessary or convenient for the furtherance of any of the objects herein specified.

(9) To erect, construct, lay down, enlarge, alter and maintain any buildings, works and machinery necessary or convenient for any of the objects aforesaid.

(10) To borrow or raise or secure the payment of money for the purposes of the Company's business, and with a view thereto to mortgage and charge the undertaking and all or any of the real and personal property, present or future, and all or any of the uncalled capital for the time being of the Company, and to issue at par or at a premium or discount, debentures or debenture stock payable to bearer or otherwise, and either permanent or redeemable, and collaterally or further to secure any securities of the Company by a trust deed or other assurance.

(11) To issue and deposit any securities which the Company has power to issue by way of mortgage to secure any sum less than the nominal amount of such securities, and also by way of security for the performance of any contracts or obligations of the Company.

(12) To support and subscribe to any charitable or public object and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its Directors or employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance; and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such purchase schemes to be established or maintained.

(13) Subject to and in accordance with a due compliance with the provisions of Sections 155 to 158 (inclusive) of the Act (if and so far as such provisions shall be applicable), to give, whether directly or indirectly, any kind of financial assistance (as defined in Section 152 (1) (a) of the Act) for any such purpose as is specified in Section 151 (1) and/or
      Section 151 (2) of the Act.

(14) To make, accept, endorse, discount and execute promissory notes, bills of exchange and other negotiable instruments.

(15) To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

(16) To pay for any property or rights acquired by the Company, either in cash or shares, with or without preferred or deferred rights in respect of dividend or repayment of capital or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another, and generally on such terms as the Company may determine.

(17) To remunerate any person or company for services rendered or to be rendered in placing or assisting to place any of the shares or debentures or other securities of the Company, or in or about the formation or promotion of the Company or the conduct of its business and to pay the preliminary expenses of the Company.

(18) To accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company, either in cash, by instalments or otherwise, or in shares of any company or corporation with or without deferred or preferred rights in respect of dividend or repayment of capital or otherwise, or by means of a mortgage or by debentures or debenture stock of any company or corporation, or partly in one mode and partly in another, and generally on such terms as the Company may determine, and to hold, deal with or dispose of any consideration so received.

(19) To enter into partnership or any arrangement for sharing profits, union of interests or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of this Company, and to acquire and hold shares, stock or securities of any such company.

(20) To establish or promote or concur in establishing or promoting any other company or concern whose objects shall include the acquisition and taking over of all or any of the assets and liabilities of or shall be in any manner calculated to advance directly or indirectly the objects or interests of the Company.

(21) To sell, improve, manage, develop, turn to account, exchange, let on rent, royalty, share of profits or otherwise, grant licences, easements and other rights in respect of, and in any other manner deal with or dispose of the undertaking of the Company or any part thereof, or all or any of the property for the time being of the Company and for any consideration, whether in cash or in shares (fully or partly paid), debentures, debenture stock or other interests in or securities of any company or otherwise.

(22) To amalgamate with any other company whose objects are or include objects similar to those of this Company, whether by sale or purchase (for fully or partly paid up shares or otherwise) of the undertaking, subject to the liabilities of this or any such other company as aforesaid, with or without winding up or by purchase (for fully or partly paid up shares or otherwise) of all the shares or stock of any such other company or in any other manner.

(23) To apply for, promote and obtain any Act of Parliament, Provisional Order or Licence of the Department of Trade and Industry or other authority for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company's constitution, or for any other purpose which may seem expedient and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

(24) To enter into any arrangement with any governments or authorities, supreme, municipal, local or otherwise, of any country, and to obtain from any such government or authority all rights, concessions and privileges that may seem conducive to the Company's objects or any of them.

(25)  To distribute among the Members in specie any property of the Company.

(26) To do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise, and either alone or in conjunction with others, and either by or through agents, sub-contractors, trustees or otherwise, and to do all such other things as are incidental or conductive to the above objects or any of them; it being hereby declared that the word "company" in this clause (except where used in reference to this Company) shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled in the United Kingdom or elsewhere and so that the objects specified in the different paragraphs of this clause shall, except where otherwise expressed in such paragraphs, be in no wise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

4.    The liability of the Members is limited.

5. * The Company's share capital is (pound)100 divided into 100 shares of (pound)1 each.

      * The share capital of the Company was increased from (pound)100 to (pound)100,000,000 by Special Resolution passed on the 17th day of December 1986.

WE, the subscribers to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum; and we agree to take the number of shares shown opposite our respective names.

                                                                Number of Shares
                                                                  taken by each
  NAMES, AND ADDRESSES OF SUBSCRIBERS.                            Subscriber.
  ------------------------------------                          ----------------
1.    JOHN MICHAEL GEORGE LAYTON                                     One

          94, The Broadway,

              Thorpe Bay,

                  Southend-on-Sea,

                     Essex.    SS1 3HH

2.    BRUCE WINFIELD PARKES                                          One

      "Littlefields"

          Lea Lane

              Little Braxted

                  Witham

                     Essex. CM8 3XA
                                                                     ---
                         Total shares taken                          Two
                                                                     ---

Dated this 12th day of September, 1986.

Witness to the above Signatures:--

      ANGELA LORRAINE ROCKALL

          6, Fletchers Court,

              Salesbury Drive,

                  Billericay

                     Essex. CM11 2JG

                         Assistant to Company Secretary

                             THE COMPANIES ACT, 1985

                               ------------------
                        PRIVATE COMPANY LIMITED BY SHARES
                               ------------------

                            ARTICLES OF ASSOCIATION

                                      -OF-

                            FORD NEW HOLLAND LIMITED

                                   PRELIMINARY

      1. The regulations in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 as amended by the Companies (Tables A to F) (Amendment) Regulations shall not apply to the Company.

      2. In these Articles, if not inconsistent with the subject or context, the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof.

       WORDS                               MEANINGS
       -----                               --------
The Act ............   The Companies Act, 1985 and every statutory
                       modification or re-enactment thereof for the time
                       being in force.

These Articles .....   These Articles of Association as originally
                       framed or as from time to time altered by Special
                       Resolution.

Office .............   The Registered Office of the Company.

Seal ...............   The Common Seal of the Company.

Dividend ...........   Dividend and/or bonus.

The United Kingdom     Great Britain and Northern Ireland.

Paid up ............   Paid up and/or credited as paid up.

In writing .........   Written or produced by any substitute for writing or
                       partly one and partly another.

The expression "Secretary" shall (subject to the provisions of the Act) include an assistant or deputy Secretary, and any person appointed by the Directors to perform any of the duties of the Secretary, including a joint, assistant or deputy Secretary.

Save as aforesaid, any words or expressions defined in the Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

                                     CAPITAL

      3. Subject to the provisions of the Act and without prejudice to any special rights for the time being conferred on the holders of any shares or class of shares any share in the Company (whether forming part of the original capital or not) may be issued with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividend, return of capital, voting or otherwise as the Company may from time to time by Ordinary Resolution determine.

      4. Subject to the provisions of the Act, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by the Articles.

      5. The special rights conferred upon the holders of any shares or class of shares issued with preferred or other special rights shall not (unless otherwise expressly provided by the conditions of issue of such shares) be deemed to be varied by the creation of issue of further shares ranking pari passu therewith or subsequent thereto.

                               ALLOTMENT OF SHARES

      6.    (a)   Shares which are comprised in the authorised share capital with which the Company is incorporated shall be under the control of the Directors who may (subject to Section 80 of the Act and to paragraph (d) below) allot, grant options over or otherwise dispose of the same, to such persons, on such terms and in such manner as they think fit.

            (b) All shares which are not comprised in the authorised share capital with which the Company is incorporated and which the Directors propose to issue shall first be offered to the Members in proportion as nearly as may be to the number of the existing shares held by them respectively unless the Company in General Meeting shall by Special Resolution otherwise direct. In default of any such direction, or so far as the same shall not extend, the shares shall be at the disposal of the Directors, who may allot, grant options over or otherwise dispose of the same to such persons, on such terms, and in such manner as they think fit. The foregoing provisions of this paragraph (b) shall have effect subject to Section 80 of the Act.

            (c) In accordance with Section 91 (1) of the Act Sections 89 (1) and 90 (1) to (6) (inclusive) of the Act shall not apply to the Company.

            (d) The Directors are generally and unconditionally authorised for the purposes of Section 80 of the Act, to exercise any power of the Company to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the authorised share capital with which the Company is incorporated at any time or times during the period of five years from the date of incorporation and the Directors may, after that period, allot any shares or grant any such rights under this authority in pursuance of an offer or agreement so to do made by the Company within that period. The authority hereby given may at any time (subject to the said Section 80) be renewed, revoked or varied by Ordinary Resolution of the Company in General Meeting.

                                     SHARES

      7. In addition to all other powers of paying commissions, the Company (or the Directors on behalf of the Company) may exercise the powers conferred by the Act of applying its shares or capital moneys in paying commissions to persons subscribing or procuring subscriptions for shares of the Company, or agreeing so to do, whether absolutely or conditionally. The Company (or the Directors on behalf of the Company) may also, on any issue of shares, pay such brokerage as may be lawful.

      8. No person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles otherwise provided or as by law required) any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.

                                  CERTIFICATES

      9. Every person whose name is entered as a Member in the Register of Members shall be entitled without payment to one certificate for all his shares of each class, or upon payment of such reasonable sum, as the Directors may from time to time determine, to several certificates, each for one or more of his shares. Provided that a Member who has transferred some only of the shares comprised in a certificate shall be entitled without payment to a certificate for the balance of such shares. Every certificate shall be issued within two months after allotment or the lodgment with the Company of the transfer of the shares unless the conditions of issue of such shares otherwise provide and shall be under the Seal and shall specify the number and class and distinguishing numbers of the shares to which it relates and the amount paid up thereon. The Company shall not be bound to register more than four persons as the joint holders of any share (except in the case of excutors or trustees of a deceased Member) and in the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate thereof, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

      10. If a share certificate be worn out, defaced, lost or destroyed, it may be renewed free of charge and all such terms (if any) as to evidence and indemnity as the Directors think fit. In case of loss or destruction, the Member to whom such renewed certificate is given shall also bear and pay to the Company all expenses incidental to the investigation by the Company of the evidence of such loss or destruction and to such indemnity.

      11. The provisions of the last two foregoing Articles shall, with all necessary modifications and adaptions, apply to debentures and certificates of debenture stock as they apply to certificates of shares.

                                      LIEN

      12. The Company shall have a first and paramount lien on every share (whether fully paid or not) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of such share; and the Company shall also have a first and paramount lien on all shares standing registered in the name of a Member (whether solely or jointly with others) for all the debts and liabilities of such Member or his estate to the Company, and that whether the same shall have been incurred before or after notice to the Company of any equitable or other interest in any person other than such Member and whether the period for payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member of the Company or not. The Company's lien (if any) on a share shall extend to all dividends or other moneys payable on or in respect of the share. The Directors may resolve that any share shall for some specified period be exempt from the provisions of this Article.

      13. The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable, and giving notice of intention to sell in default, shall have been served on the holder for the time being of the shares or the person entitled by reason of his death or bankruptcy to the shares.

      14. The net proceeds of such sale, after payment of the costs of such sale, shall be applied in or towards payment of satisfaction of the debt or liability in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

                                 CALLS ON SHARES

      15. The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the amount of the shares or by way of premium), provided that (except as otherwise fixed by the conditions of application or allotment) no call on any share shall be payable at less than fourteen days from the date fixed for the payment of the last preceding call, and each Member shall (subject to being given at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be made payable by instalments. A call may be revoked or postponed as the Directors may determine. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

      16. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

      17. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

      18. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at the rate of 10 per cent, per annum or at such less rate as the Directors may agree to accept, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

      19. Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date, whether on account of the amount of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise, shall apply as if such sum had become payable by virtue of a call duly made and notified.

      20. The Directors may make arrangements on the issue of shares for a difference between the holders in the amount of calls to be paid and in the times of payment.

      21. The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the money unpaid upon the shares held by him beyond the sums actually called up thereon as a payment in advance of calls, and such payment in advance of calls shall extinguish, so far as the same shall extend, the liability upon the shares in respect of which it is advanced, and upon the money so received, or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which it has been received, the Company may pay interest at such rate as the Member paying such sum and the Directors agree upon.

                               TRANSFER OF SHARES

      22. All transfers of shares shall be effected by transfer in writing in the usual common form, but need not be under seal.

      23. The instrument of transfer of a share shall be signed by or on behalf of both the transferor and the transferee provided that the Directors may dispense with the signing of the instrument of transfer by the transferee in any case in which they think fit in their discretion to do so. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the the Register of Members in respect thereof.

      24. The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of share.

      25. The Directors may also decline to recognise any instrument of transfer, unless

      (A) The instrument of transfer is deposited at the Office or such other place as the Directors may appoint, accompanied by the certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer; and

      (B)   The instrument of transfer is in respect of only one class of share.

If the Directors decline to register a transfer of any shares, they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

      26. The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine: Provided always that such registration shall not be suspended for more than thirty days in any year.

      27. No fee shall be paid to the Company in respect of the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title of any shares.

      28. All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Directors may decline to register shall (except in any case of fraud) be returned to the person depositing the same.

      29. Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

                             TRANSMISSION OF SHARES

      30. In case, of the death of a Member, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased joint holder from any liability in respect of any share jointly held by him.

      31. Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member may, upon such evidence as to his title being produced as may from time to time be required by the Directors, and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof.

      32. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered, he shall testify his election by executing to such person a transfer of such share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by such Member.

      33. A person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not, before being registered as a Member in respect of the shares, be entitled in respect of it to receive notice of or to attend or vote at meetings of the Company or to exercise any rights conferred by membership in relation to meetings of the Company.

                              FORFEITURE OF SHARES

      34. If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter, during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment.

      35. The notice shall name a further day (not earlier than fourteen days from the date of service thereof) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time and at the place appointed the shares on which the call was made will be liable to be forfeited.

      36. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect and such forfeiture shall include all dividends which shall have been declared on the forfeited shares and not actually paid before the forfeiture.

      37. Subject to the provisions of the Act, a forfeited share shall become the property of the Company and may be sold, re-allotted or otherwise disposed of, either to the person who was before forfeiture the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit including the remission of the whole or any part of the interest made payable by the next succeeding article, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer a forfeited share to any other person as aforesaid.

      38. A Member whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall not withstanding the forfeiture remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares, with interest thereon at 10 per cent, per annum from the date of forfeiture until payment, and the Directors may enforce payment without any allowance for the value of the shares at the time of forfeiture.

      39. A statutory declaration in writing that the declarant is a Director or Secretary of the Company, and that a share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share, and such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof, together with the certificate for the share delivered to a purchaser or allottee thereof, shall (subject to the execution of a transfer if the same be so required) constitute a good title to the share, and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any), nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allottment or disposal of the share.

                             ALTERATIONS OF CAPITAL

      40.   The Company may by Ordinary Resolution:-

      (A) Increase its capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe.

      (B) Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares.

      (C) Cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

      (D) Sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association, and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights over, or may have such deferred rights, or be subject to any such restrictions as compared with the others as the Company has power to attach to unissued or new shares.

      (E) Convert all or any of its paid-up shares into stock, and re-convert that stock into paid-up shares of any denomination.

      And may.by Special Resolution:-

      (F) Subject to the provisions of the Act, reduce its share capital and any capital redemption reserve fund and any share premium account in any manner authorised.

      41. Whenever on any consolidation of shares Members shall be entitled to any fractions of shares, the Directors may sell the shares representing such fractions and shall distribute the net proceeds of sale thereof amongst the Members entitled to such fractions in due proportions. For the purpose of giving effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof and the purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

                             PURCHASE OF OWN SHARES

      42. Subject to the provisions of the Act, the Company may purchase its own shares (including any redeemable shares) and, for so long as it is a private company, make a payment in respect of the redemption or purchase of its own shares otherwise than out of distributable profits of the Company or the proceeds of a fresh issue of shares.

                                GENERAL MEETINGS

      43. The Company shall in each year hold a General Meeting as its Annual General Meeting in addition to any other meetings in that year. Not more than fifteen months shall elapse between the date of one Annual General Meeting of the Company and that of the next. Provided that, so long as the Company holds its first Annual General Meeting within eighteen months of its incorporation, it need not hold it in the year of its incorporation or in the following year. The Annual General Meeting shall be held at such time and place as the Directors shall determine.

      44. All General Meetings, other than Annual General Meetings, shall be called Extraordinary General Meetings. The Directors may call an Extraordinary General Meeting whenever they think fit, and Extraordinary General Meetings shall be convened on such requisition, or in default may be convened by such requisitionists, as provided by the Act.

                           NOTICE OF GENERAL MEETINGS

      45. In the case of an Annual General Meeting or of a meeting for the passing of a Special Resolution twenty-one clear days' notice at the least and in any other case fourteen clear days' notice at the least specifying the place, the day and the hour of meeting, and in case of special business the general nature of such business (and in the case of an Annual General Meeting specifying the meeting as such), shall be given in manner hereinafter mentioned to all Members (other than those who under the provisions of these Articles or the conditions of issue of the shares held by them are not entitled to receive the notice) and to the Auditors for the time being of the Company.

      46. A General Meeting shall, notwithstanding that it is called by shorter notice than that specified in the last preceding Article, be deemed to have been duly called if it is so agreed by such number of Members entitled or having a right to attend and vote thereat as is prescribed by the Act.

      47. In every notice calling a meeting of the Company there shall appear with reasonable prominence a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him and that a proxy need not also be a Member.

      48. It shall be duty of the Company, subject to the provisions of the Act, on the requisition in writing of such number of Members as, is specified in the Act and (unless the Company otherwise resolves) at the expense of the requisitionists, to give to Members entitled to receive notice of the next Annual General Meeting notice of any resolution which may properly be moved and is intended to be moved at that meeting and to circulate to Members entitled to have notice of any General Meeting sent to them any statement of not more than one thousand words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

      49. The accidental omission to give notice to, or the non-receipt of notice by, any person entitled to receive notice, shall not invalidate the proceedings at any General Meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

      50. All business shall be deemed special that is transacted at an Extraordinary General Meeting, and also all business that is transacted at an Annual General Meeting, with the exception of declaring dividends, the consideration of the accounts and balance sheet and the ordinary reports of the Directors and Auditors and other documents required to be annexed to the balance sheet, the re-appointment of Directors and Auditors and the fixing of the remuneration of the Auditors.

      51. Where by any provisions contained in the Act special notice is required of a resolution, the resolution shall not be effective unless notice of the intention to move it has been given to the Company not less than twenty-eight days (or such shorter period as the Act permits) before the meeting at which it is moved, and the Company shall give to the Members notice of any such resolution as required by and in accordance with the provisions of the Act.

      52. No business shall be transacted at any General Meeting unless a quorum is present. Two persons, being either a Member or a proxy for a Member, and holding or representing nine-tenths in nominal amount of the shares in the Company entitling the holders to vote at the Meeting shall be a quorum for all purposes.

      53. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of or by Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such other day and at such time and place as the Directors may determine, and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting the meeting shall be dissolved.

      54. The Chairman (if any) of the Board of Directors or in his absence the Deputy Chairman (if any) or in the absence of both of them some other Director nominated by the Directors shall preside as Chairman at every General Meeting of the Company, but if at any meeting neither the Chairman nor the Deputy Chairman nor such other Director be present within fifteen minutes after the time appointed for holding the meeting, or if none of them be willing to act as Chairman, the Directors present shall choose some Director present to be Chairman, or if no Director be present, or if all the Directors present decline to take the chair, the Members present shall choose some Member present to be Chairman.

      55. The Chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Whenever under the provisions of these Articles a meeting is adjourned for fourteen days or more, seven clear days' notice at least, specifying the place, the date and the hour of the adjourned meeting, shall be given as in the case of the original meeting, but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment.

      56. At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before or upon the declaration of the result of the show of hands a poll is demanded by the Chairman or by any Member having the right to vote at the meeting. Unless a poll is so demanded a declaration by the Chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

      57. The instrument appointing a proxy to vote at a meeting shall be deemed also to confer authority to demand or join in demanding a poll, and for the purposes of the last preceding Article a demand by a person as proxy for a Member shall be the same as a demand by the Member. A proxy appointed to attend and vote at a meeting instead of a Member shall also have the same right as a Member to speak at the meeting.

      58. If any votes shall be counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it be pointed out at the same meeting, or at any adjournment thereof, and not in that case unless it shall in the opinion of the Chairman of the meeting be of sufficient magnitude to vitiate the result of the voting.

      59. If a poll is duly demanded, it shall be taken in such manner and at such place as the Chairman may direct (including the use of ballot or voting papers or tickets) and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The Chairman may, in the event of a poll, appoint scrutineers, and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

      60. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

      61. A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the Chairman directs not being more than thirty days from the date of the meeting or adjourned meeting at which the poll was demanded.

      62. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

      63. A demand for a poll may be withdrawn and no notice need be given of a poll not taken immediately.

      64. A resolution in writing signed by all the Members for the time being entitled to vote (or being corporations by their duly authorised representatives) shall be as effective for the purposes of these Articles as a Resolution duly passed at a General Meeting of the Company duly convened and held, and may consist of several documents in the like form each signed by one or more Members (or authorised representatives as aforesaid).

                                VOTES OF MEMBERS

      65. Subject to any special rights or restrictions as to voting attached to any shares by or in accordance with these Articles, on a show of hands every Member who (being an individual) is present in person or (being a corporation) is present by a representative or proxy not being himself a Member, shall have one vote, and on a poll every Member who is present in person or by proxy shall have one vote for every share or one pound in nominal amount of stock in the capital of the Company of which he is the holder.

      66. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the share.

      67. A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver, curator bonis appointed by such court, and such committee, receiver, curator bonis or other person may on a poll vote by proxy, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which such person claims to vote.

      68. No Member shall, unless the Directors otherwise determine, be entitled to vote at any General Meeting, either personally or by proxy, or to exercise any privilege as a Member unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

      69. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

      70.   On a poll votes may be given either personally or by proxy.

      71. On a poll, a Member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

      72. The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorised in writing, or, if the appointer is a corporation, either under its common seal or under the hand of an officer or attorney so authorised.

      73. Any person (whether a Member of the Company or not) may be appointed to act as a proxy. A Member may appoint more than one proxy to attend on the same occasion.

      74. The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified or office copy of such power or authority, shall be deposited at the Office or at such other place within the United Kingdom as is specified in the notice of meeting or in the instrument of proxy issued by the Company not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or handed to the Chairman of the meeting or adjourned meeting and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve months from such date.

      75. An instrument of proxy may be in any common form or in such other form as the Directors shall approve. Instruments of proxy need not be witnessed.

      76. The Directors may at the expense of the Company send, by post or otherwise, to the Members instruments of proxy (with or without stamped envelopes for their return), for use at any General Meeting or at any meeting of any class of Members of the Company.

      77. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

                     CORPORATIONS ACTING BY REPRESENTATIVES

      78. Any corporation which is a Member of the Company may, by resolution of its Directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company, or at any meeting of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.

                                    DIRECTORS

      79. Unless and until otherwise determined by the Company by Ordinary Resolution, the Directors (other than alternate Directors) shall not be less than two nor more than ten in number.

      80. A Director shall not require a share qualification but nevertheless shall be entitled to attend and speak at any General Meeting of or any separate meeting of the holders of any class of shares in the Company.

      81. The Directors shall be entitled to such remuneration as the Company in General Meeting may determine. The Directors' remuneration shall be deemed to accrue de die in diem.

      82. The Directors shall also be entitled to be paid all travelling, hotel and incidental expenses properly incurred by them in or with a view to the performance of their duties or in attending meetings of the Directors or of committees of the Directors.

      83. Any Director who serves on any committee or who devotes special attention to the business of the Company or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration in the form of a lump sum or by way of salary, percentage of profits or otherwise as the Directors may determine.

      84. The office of a Director shall be vacated in any of the following events, namely:-

      (A) If (not being a Managing Director, Assistant Managing Director or Executive Director, holding office as such for a fixed term) he resign his office by notice in writing under his hand sent to or left at the Office.

      (B) If he become bankrupt or make any arrangement or composition with his creditors generally.

      (C) If he becomes incapable by reason of illness or injury of managing and administering his property and affairs.

      (D) If he be absent from meetings of the Directors for six successive Meetings without leave, and his alternate Director (if any) shall not during such period have attended in his stead, and the Directors resolve that his office be vacated.

      (E) If he ceases to be a Director by virtue of or become prohibited from being a Director by reason of an order made under any of the provisions of the Act.

      85.   (A)   A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director, or may act in a professional capacity to the Company on such terms as to tenure of office, remuneration and otherwise as the Directors may determine.

            (B) No Director or intending Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office, or of the fiduciary relation thereby established, but the nature of his interest must be declared by him at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement,then at the next meeting of the Directors held after he became so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made, then at the first meeting of the Directors held after he becomes so interested. Subject to his so disclosing his interest a Director may vote in respect of any contract made by him with the Company or any contract or arrangement in which he is interested or upon any matter arising thereout and he may be counted in a quorum present at any meeting at which such contract or arrangement is under consideration. A general notice in writing given to the Directors by any Director to the effect that he is a member of any specified company or firm, and is to be regarded as interested in any contract which may thereafter be made with that company or firm, shall (if such Director shall give the same at a meeting of the Directors or shall take reasonable steps to secure that the same is brought up and read at next meeting of the Directors after it is given) be deemed a sufficient declaration of interest in relation to any contracts so made.

                             GRATUITIES AND PENSIONS

      86. The Directors may exercise the powers of the Company conferred by Clause 3 (16) of the Memorandum of Association of the Company and shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

      87. Any Director may continue to be or become a director, managing director, manager or other officer or member of any other company in which this Company may be interested, and no such Director shall be accountable for any remuneration or other benefits received by him as a director, managing director, manager or other officer or member of any such other company. The Directors may exercise the voting power conferred by the shares in any other company held or owned by the Company, or exercisable by them as directors of such other company, in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, managers or other officers of such company, or voting or providing for the payment of remuneration to the directors, managing directors, managers or other officers of such company), and any Director of the Company may vote in favour of the exercise of such voting rights in manner aforesaid, notwithstanding that he may be, or be about to be, appointed a director, managing director, manager or other officer of such other company, and as such is or may become interested in the exercise of such voting rights in manner aforesaid.

                               POWERS OF DIRECTORS

      88. The business of the Company shall be managed by the Directors, who may pay all expenses incurred in getting up and registering the Company, and may exercise all such powers of the Company as are not by the Act or by these Articles required to be exercised by the Company in General Meeting, subject nevertheless to any regulations of these Articles, to the provisions of the Act, and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by the Company in General Meeting, but no regulation made by the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

      89. The Directors may establish any committee, local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or agencies and may fix their remuneration, and may delegate to any committee, local board, or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local board, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

      90. The Directors may from time to time, and at anytime, by power of attorney under the Seal, appoint any company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

      91. The Company, or the Directors on behalf of the Company, may cause to be kept in any part of Her Majesty's dominions outside the United Kingdom, the Channel Islands or the Isle of Man in which the Company transacts business, a branch register or registers of Members resident in such part of the said dominions, and the Directors may (subject to the provisions of the Act) make and vary such regulations as they may think fit respecting the keeping of any such register.

      92. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, and to issue debentures and other securities.

      93. If any uncalled capital of the Company is included in or charged by any mortgage or other security, the Directors may delegate to the person in whose favour such mortgage or security is executed, or to any other person in trust for him, the power to make calls on the Members in respect of such uncalled capital, and to sue in the name of the Company or otherwise for the recovery of moneys becoming due in respect of calls so made and to give valid receipts for such moneys, and the power so delegated shall subsist during the continuance of the mortgage or security, notwithstanding any change of Directors, and shall be assignable if expressed so to be.

      94. All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

                        MANAGING AND EXECUTIVE DIRECTORS

      95. The Directors may from time to time appoint any one or more of their body to the office of Managing Director or Assistant Managing Director or Executive Director for such period and on such terms as they think fit and subject to the provisions of any Contract between him and the Company may revoke such appointment. A Managing Director shall not while holding such office be subject to retirement under Article 99, but, subject as aforesaid, a Director appointed under this Article shall be subject to the same provisions as to resignation or removal as the other Directors and if his office as a Director shall be vacated from any cause he shall ipso facto and immediately cease to be a Managing Director or Assistant Managing Director or Executive Director.

      96. A Director appointed to the office of Managing Director or Assistant Managing Director or Executive Director shall receive such remuneration (whether by way of salary, commission or participation in profits or otherwise) as the Directors may determine.

      97. The Directors may entrust to and confer upon any Director appointed to the office of Managing Director or Assistant Managing Director or Executive Director any of the powers exercisable by them as Directors, other than the power to make calls or forfeit shares, upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw or vary all or any of such powers.

                             RETIREMENT OF DIRECTORS

      98. No person may be appointed or re-appointed a Director of the Company if at the time of his appointment or re-appointment he shall have attained the age of seventy years, and the term of any Director who shall have attained such age while serving as a Director shall terminate as of the time of the first Annual General Meeting of the Company following his seventieth birthday; provided the Directors by resolution may waive such age limitation in any year and from year to year with respect to any Director or Directors. Section 293 of the Act shall not apply to the Company.

      99. Subject to the provisions of Article 95, all the Directors for the time being shall retire from office at the Annual General Meeting in every year. A retiring Director shall be eligible for re-appointment.

      100. The Company at the meeting at which a Director retires in manner aforesaid may fill up the vacated office by appointing a person thereto, and in default the retiring Director shall, if willing to act, be deemed to have been re-appointed, unless at such meeting it is expressly resolved not to fill the vacated office or a resolution for the re-appointment of such Director shall have been put to the meeting and lost.

      101. No person other than a Director retiring at the meeting shall, unless recommended by the Directors for appointment, be eligible for the office of a Director at any General Meeting unless, not less than fourteen nor more than thirty-five clear days before the day appointed for the meeting there shall have been given to the Company notice in writing by some Member duly qualified to be present and vote at the meeting for which such notice is given of his intention to propose such person for appointment, and also notice in writing signed by the person to be proposed of his willingness to be appointed.

      102. The Company may from time to time by Ordinary Resolution increase or reduce the number of Directors.

      103. The Directors shall have power at any time, and from time to time, to appoint any person to be a Director, either to fill a casual vacancy or as an additional

Director, but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these Articles.

      104. Subject to the provisions of the Act, the Company may, by Ordinary Resolution, remove any Director before the expiration of his period of office, and may, by an Ordinary Resolution appoint another person in his stead. Nothing in this Article shall be taken as depriving any Director removed hereunder of compensation or damages payable to him in respect of the termination of his appointment as a Director or of any executive appointment ipso facto terminating with his appointment as a Director.

                               ALTERNATE DIRECTORS

      105. A Director may by writing under his hand appoint another Director or any other person to be his alternate but no such appointment of any person not being a Director shall be operative unless and until approved by resolution of the Directors or by a majority of the Directors for the time being. Every such alternate shall (subject to his giving to the Company an address within the United Kingdom at which notices may be served upon him) be entitled to notice of meetings of the Directors and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to have and exercise all the powers, rights, duties and authorities of the Director appointing him. Every such alternate shall also be entitled in the absence from the United Kingdom of the Director appointing him to sign on his behalf a resolution in writing of the Directors. Every such alternate shall be an officer of the Company and shall not be deemed to be the agent of the Director appointing him. The remuneration (if any) of an alternate shall be payable out of the remuneration payable to the Director appointing him, and shall consist of such portion of the last mentioned remuneration as shall be agreed between such alternate and the Director appointing him. A Director may by writing under his hand deposited at the registered office of the Company at any time revoke the appointment of an alternate appointed by him and (subject to such approval as aforesaid) appoint another person in his place. If a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine: Provided that if any Director retires pursuant to Article 99 but is re-appointed by the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his re-appointment as if he had not so retired.

                            PROCEEDINGS OF DIRECTORS

      106. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote. A Director who is also an alternate Director shall be entitled to a separate vote on behalf of the Director he is representing and in addition to his own vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors. It shall not be necessary to give notice of a meeting of Directors to any Director for the time being absent from the United Kingdom, but where such Director is represented by an alternate, due notice of such meeting shall be given to such alternate either personally or by sending the same through the post addressed to him at the address in the United Kingdom given by him to the Company. A Director who is absent from the United Kingdom shall be sent a copy of the minutes of every meeting of the Directors held during his absence as aforesaid, whether or not he was represented by an alternate at such meeting.

      107. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed at any other number shall be two. For the purposes of this Article an alternate Director shall be counted in a quorum but so that not less than two individuals shall constitute the quorum.

      108. The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their body, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may act for the purpose of filling up vacancies in their body or of summoning General Meetings of the Company, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.

      109. The Directors may from time to time elect and remove a Chairman and a deputy Chairman and determine the period for which he is to hold office. The Chairman or in his absence the deputy Chairman shall preside at all meetings of the Directors, but if there be no Chairman or deputy Chairman of if at any meeting neither the Chairman nor the deputy Chairman be present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

      110. A resolution in writing signed by all the Directors shall be as effective as a resolution passed at a meeting of the Directors duly convened and held, and may consist of several documents in the like form each signed by one or more of the Directors.

      111. A meeting of the Directors for the time being at which a quorum is present, shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

      112. The Directors may delegate any of their powers to committees, consisting of such members or member of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated, conform to any regulations that may be imposed on them by the Directors.

      113. The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding Article.

      114. All acts done by any meeting of Directors, or of a committee of Directors, or by any person acting as a Director, shall notwithstanding it be afterwards discovered that there was some defect in the appointment of any such Director, or person acting as aforesaid, or that they or any of them were disqualified, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed, and was qualified and had continued to be a Director and had been entitled to vote.

                                     MINUTES

      115.  The Directors shall cause minutes to be made:-

            (A)   Of all appointments of officers made by the Directors.

            (B) Of the names of the Directors present at each meeting of Directors and of any committee of Directors.

            (C) Of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

Any such minute, if purporting to be signed by the Chairman of the meeting at which the proceedings were had, or by the Chairman of the next succeeding meeting, shall be evidence of the proceedings.

                                    SECRETARY

      116. The Secretary shall be appointed by the Directors. Anything by the Act required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any Assistant or Deputy Secretary or if there is no Assistant or Deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors. Provided that any provision of the Act or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

               REGISTER OF DIRECTORS' SHARE AND DEBENTURE HOLDINGS

      117. The register of Directors' share and debenture holdings shall be kept at the Office and shall be open to the inspection of any Member or holder of debentures of the Company or of any person acting on behalf of the Department of Trade between the hours of 10.00 a.m. and noon on each day during which the same is bound to be open for inspection pursuant to the Act. The said register shall also be produced at the commencement of each Annual General Meeting and shall remain open and accessible during the continuance of the meeting to any person attending the meeting.

                                    THE SEAL

      118. The Directors shall provide for the safe custody of the Seal and the Seal shall never be used except by the authority of a resolution of the Directors. The Directors may from time to time make such regulations as they see fit (subject to the provisions of these Articles relating to share certificates) determining the persons and the number of such persons in whose presence the Seal shall be used, and until otherwise so determined the Seal shall be affixed in the presence of one Director and the Secretary.

      119. The Company may have an official seal for use abroad under the provisions of the Act where and as the Directors shall determine, and the Company may by writing under the Seal appoint any agent or committee abroad to be the duly authorised agent of the Company, for the purpose of affixing and using such official seal, and may impose such restrictions on the use thereof as shall be thought fit. Wherever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such official seal as aforesaid.

                                    DIVIDENDS

      120. Subject to the provisions of the Act, the profits of the Company available for dividend and resolved to be distributed shall be applied in the payment of dividends to the Members in accordance with their respective rights and priorities. The Company in General Meeting may declare dividends accordingly.

      121. No dividend shall be payable in excess of the amount recommended by the Directors.

      122. Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share. All dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, except that if any share is issued on terms providing that it shall rank for dividend as if paid up (in whole or in part) as from a particular date, such share shall rank for dividend accordingly.

      123. The Directors may if they think fit from time to time to pay to the Members such interim dividends as appear to the Directors to be justified by the profits of the Company. If at any time the share capital of the Company is divided into different classes the Directors may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferred rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Directors act bona fide they shall not incur any responsibility to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights. The Directors may also pay half-yearly or at other suitable intervals to be settled by them any dividend which may be payable at a fixed rate if they are of opinion that the profits justify the payment.

      124. The Directors may deduct from any dividend or other moneys payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

      125. All unclaimed dividends or other moneys payable on or in respect of a share may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. But so that any such Dividend or other moneys unclaimed after a period of twelve years from the date of declaration (in the case of a dividend) or the date when the same fell due (in the case of such other moneys) shall be forfeited and shall revert to the Company. No dividend shall bear interest as against the Company.

      126. Any dividend or other moneys payable on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto, and in the case of joint holders to any one of such joint holders, or to such person and such address as the holder or joint holders may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders may direct, and payment of the cheque or warrant, if purporting to be duly endorsed, or where unendorsed appearing to have been duly paid by the banker on whom it is drawn, shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

      127. If several persons are registered as joint holders of any share, any one of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

      128. A General Meeting declaring a dividend may direct payment of such dividend wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and the Directors shall give effect to such resolution and where any difficulty arises in regard to the distribution they may settle the same as they think expedient and in particular may issue fractional certificates, and may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments shall be made to any Members upon the footing of the value so fixed, in order to adjust the rights of Members, and may vest any specific assets in trustees upon trust for the persons entitled to the dividend as may seem expedient to the Directors, and generally may make such arrangements for the allotment, acceptance and sale of such specific assets or fractional certificates, or any part thereof, and otherwise as they think fit.

                                    RESERVES

      129. The Directors may, before recommending any dividend, whether preferential or otherwise, carry to reserve out of the profits of the Company (including any premiums received upon the issue of debentures or other securities of the Company) such sums as they think proper as a reserve or reserves which shall, at the discretion of the Director, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company or of its holding company (if any)), as the Directors may from time to time think fit. The Directors may also without placing the same to reserve carry forward any profits which they think prudent not to divide.

                            CAPITALISATION OF PROFITS

      130. The Directors may with the authority of an Ordinary Resolution of the Company:-

            (a) subject as hereinafter provided, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company's share premium account or capital redemption reserve;

            (b) appropriate the sum resolved to be capitalised to the Members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those Members, or as they may direct, in those proportions, or partly in one way and partly in the other: but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this regulation, only be applied in paying up unissued shares to be allotted to Members credited as fully paid;

            (c) make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this regulation in fractions; and

            (d) authorise any person to enter on behalf of all the Members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such Members:

                                    ACCOUNTS

      131. The Directors shall cause to be kept proper accounts with respect to:-

            (A) All sums of money received and expended by the Company and the matters in respect of which such receipt and expenditure take place; and

            (B)   All sales and purchases of goods by the Company; and

            (C)   The assets and liabilities of the Company.

      132. The books of account shall be kept at the Office, or (subject to the provisions of the Act) at such other place as the Directors think fit, and shall always be open to inspection by the Directors. No Member (other than a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors or by the Company in General Meeting.

      133. The Directors shall from time to time, in accordance with the provisions of the Act, cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are specified in the Act.

      134. The Auditors' report shall be read before the Company in General Meeting and shall be open to inspection as required by the Act.

      135. A copy of the Directors' and Auditors' reports accompanied by copies of the balance sheet, profit and loss account and other documents required by the Act to be annexed to the balance sheet shall, not less than twenty-one days previously to the Annual General Meeting, be delivered or sent by post to the registered address of every Member and holder of debentures of the Company and to the Auditors.

      136. Every account of the Directors when audited and approved by an Annual General Meeting shall be conclusive except as regards any error discovered therein within three months next after the approval thereof. Whenever such an error is discovered within that period, the account shall forthwith be corrected and thereupon shall be conclusive.

                                      AUDIT

      137. Once at least in every year after the year in which the Company is incorporated the accounts of the Company shall be examined and the correctness of the balance sheet, profit and loss account and group accounts (if any) ascertained by an Auditor or Auditors.

      138. Auditors shall be appointed and their duties, powers, rights and remuneration regulated in accordance with the provisions of the Act.

                                     NOTICES

      139. Any notice to be given to or by any person pursuant to the Articles shall be in writing except that a notice calling a meeting of the Directors need not be in writing.

      140. The Company may give any notice to a Member either personally or by sending it by post in a prepaid envelope addressed to the Member at his registered address or by leaving it at that address. In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the Register of Members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders. A Member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which notices may be given to him shall be entitled to have notices given to him at that address, but otherwise no such Member shall be entitled to receive any notice from the Company.

      141. Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting, and, where requisite, of the purposes for which such meeting was convened.

      142. Any notice required to be given by the Company to the Members or any of them, and not provided for by or pursuant to these Articles shall be sufficiently given by advertisement which shall be inserted once in two leading daily newspapers published in London.

      143. Any notice or other document, if served by post, shall be deemed to have been served at the time when the letter containing the same is posted, and in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted. A notice to be given by advertisement shall be deemed to have been served before noon on the day on which the advertisement appears.

      144. Any notice or document delivered or sent by post to or left at the registered address of any Member in pursuance of these Articles shall, notwithstanding that such Member be then dead or bankrupt, and whether or not the Company have notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

                                   WINDING UP

      145. If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the court) the Liquidator may, with the authority of an Extraordinary Resolution, divide among the Members in specie the whole or any part of the assets of the Company, and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds and may for such purposes set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the Members or different classes of Members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trust for the benefit of Members as the Liquidator, with the like authority/shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no Member shall be compelled to accept any shares in respect of which there is a liability.

                                    INDEMNITY

      146. Every Director or other officer or Auditor of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application under Section 144 or Section 727 of the Act in which relief is granted to him by the Court, and no Director or other officer or Auditor shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by Section 310 of the Act.